UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2012

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

On May 3, 2012, Horizon held its Annual Meeting of Shareholders, and the matters voted upon at the Annual Meeting and the results of the voting were as follows:

Proposal 1: Election of Directors

Horizon’s shareholders elected the four persons nominated to serve as directors, as set forth below:

Director	Expiration of Term	Votes For	Authority Withheld	Broker Non-Votes

Lawrence E. Burnell	2015	2,912,681	65,372	699,848
Robert C. Dabagia	2015	2,888,852	89,201	699,848
Peter L. Pairitz.	2015	2,883,687	94,366	699,848
Spero W. Valavanis	2015	2,904,914	73,139	699,848

Proposal 2: Advisory Vote to Approve Executive Compensation

Horizon’s shareholders approved a non-binding, advisory proposal on executive compensation proposed by Horizon:

	For	Against	Abstain	Broker Non-Votes

Advisory Vote on Executive Compensation	2,751,033	172,471	54,549	699,848

Proposal 3: Frequency of Advisory Vote to Approve Executive Compensation

Horizon’s shareholders voted, on an advisory basis, on the frequency of future “say-on-pay” votes as follows:

Votes
One year	2,874,632
Two years	19,260
Three years	58,823
Abstain	54,472
Broker Non-Votes	699,848

At the Annual Meeting, shareholders cast over 95% of votes in favor of holding future say-on-pay votes on an annual basis. Horizon’s Board of Directors had recommended a vote for annual frequency of say-on-pay votes. In light of this result and other factors it considered, the Board has determined that Horizon will hold future say-on-pay votes on an annual basis until the next advisory vote on the frequency of say-on-pay votes occurs. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than Horizon’s 2018 Annual Meeting of Shareholders.

Proposal 4: Ratification of the Appointment of BKD, LLP as Auditors for 2012

Horizon’s shareholders ratified the appointment of BKD, LLP as independent auditors for 2012:

	For	Against	Abstain
Ratification of the appointment of BKD, LLP as auditors for 2012	3,670,994	1,358	5,549

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 7, 2012	Horizon Bancorp

	By:	/s/ Craig M. Dwight
Craig M. Dwight
President and Chief Executive Officer